UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 22, 2025

Sonim Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-38907	94-3336783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4445 Eastgate Mall, Suite 200,

San Diego, CA 92121

(Address of principal executive offices, including Zip Code)

(650) 378-8100

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SONM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On August 22, 2025, Sonim Technologies, Inc. (the “Company”) received a letter (the “Deficiency Letter”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that the Company’s stockholders’ equity, as reported in its Quarterly Report on Form 10-Q for the period ended June 30, 2025 (the “Form 10-Q”), did not satisfy the continued listing requirement under Nasdaq Listing Rule 5550(b)(1) for the Nasdaq Capital Market, which requires that a listed company’s stockholders’ equity be at least $2.5 million. As reported on its Form 10-Q, the Company’s stockholders’ equity as of June 30, 2025 was $1,334,000. Additionally, the Deficiency Letter stated that as of August 21, 2025, the Company did not meet the alternatives of market value of listed securities of $35.0 million per Listing Rule 5550(b)(2) or net income from continuing operations of $0.5 million in its most recently completed fiscal year or in two of its three most recently completed fiscal years per Listing Rule 5550(b)(3), and as such, the Company did not comply with the Listing Rule 5550 for continued listing on the Nasdaq Capital Market. The Deficiency Letter has no immediate effect on the listing or trading of the Company’s common stock, which continues to trade on the Nasdaq Capital Market under the symbol “SONM.”

In accordance with Nasdaq Listing Rule 5810(c)(2)(C), the Company has been provided an initial period of 45 calendar days, or until October 6, 2025, to submit a plan to regain compliance. Subsequent to the receipt of the Deficiency Letter, and prior to that deadline, the Company will submit a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1) to Nasdaq. If the Company’s plan is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the Deficiency Letter to evidence compliance.

The Company is currently evaluating various courses of action to regain compliance and plans to timely submit its plan to Nasdaq to regain compliance with Nasdaq Listing Rule 5550(b)(1). There can be no assurance that the Company’s plan will be accepted or that if it is, the Company will be able to regain compliance. If the Company’s plan to regain compliance is not accepted, or if it is and the Company does not regain compliance within 180 days from the date of the Deficiency Letter, or if the Company fails to satisfy another Nasdaq requirement for continued listing, Nasdaq could provide notice that the Company’s common stock will become subject to delisting. In such event, Nasdaq rules would permit the Company to appeal the decision to reject the Company’s proposed compliance plan or any delisting determination to a Nasdaq Hearings Panel. The hearing request would stay any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

Forward-Looking Statements

This report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such forward-looking statements include, among other things, statements regarding the submission of a plan to regain compliance, potential receipt of an extension to regain compliance, ability of the Company to comply with other Nasdaq requirements, potential delisting of the Company’s common stock from the Nasdaq Capital Market, the ability of the Company to regain compliance with Nasdaq Listing Rule 5550(b)(1) and other statements that are not statements of historical facts. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “future,” “believe,” “expect,” “may,” “will,” “intend,” “estimate,” “continue,” or similar expressions or the negative of those terms or expressions. Such statements involve risks and uncertainties, which could cause actual results to vary materially from those expressed in or indicated by the forward-looking statements. For example, there can be no assurance that the Company will meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief. It is very difficult to predict the effect of known factors, and the Company cannot anticipate all factors that could affect actual results that may be important to an investor. All forward-looking information should be evaluated in the context of these risks, uncertainties and other factors, including those factors disclosed in this Current Report and those factors disclosed under “Risk Factors” in the Company’s most recent Annual Report on Form 10-K filed with the SEC and the Company’s subsequent Quarterly Reports on Form 10-Q filed with the SEC. The Company cautions you not to place undue reliance on forward-looking statements, which speak only as of the date hereof. The Company assumes no obligation to update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this report, except as required by law.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONIM TECHNOLOGIES, INC.

Date: August 27, 2025	By:	/s/ Clay Crolius
	Name:	Clay Crolius
	Title:	Chief Financial Officer

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